[Aurora Loan Services Logo]

Depositor: Structured Asset Securities Corporation
745 Seventh Avenue 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street
3rd Floor
Boston MA 02110

Securities Administrator:

Subject: Annual Officer's Certification
Fiscal Year: 2008
Securitization: SARM 2008-2

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC
(the "Master Servicer"), do certify the following for the calendar year 2008:

1. A review of the activities of the Master Servicer as of and for the period beginning on the cut-off date and ending on December 31, 2008 (the "reporting period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC

By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President